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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
 American Software, Inc.:

  We consent to incorporation by reference in Registration Statement Numbers 33-55214 and 33-83396 on Form S-8 and Registration Statement Number 33-79640 on Form S-3 of American Software, Inc. of our report dated June 14, 1996 relating to the consolidated balance sheets of American Software, Inc. and subsidiaries as of April 30, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedule for each of the years in the three-year period ended April 30, 1996, which report appears in the April 30, 1996 annual report on Form 10-K of American Software, Inc.

                                        /s/KPMG Peat Marwick LLP
                                        ----------------------------
                                        KPMG Peat Marwick LLP
Atlanta, Georgia
July 26, 1996


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